UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

March 17, 2014

SUMMIT HEALTHCARE REIT, INC.

(Exact name of registrant as specified in its charter)

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Maryland	000-52566	73-1721791
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1920 Main Street, Suite 400

Irvine, California 92614

(Address of principal executive offices)

(949) 852-1007

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.02	Termination of a Material Definitive Agreement

After an analysis conducted by the independent directors of our board of directors, our independent directors and our board of directors have determined that it is in the best interest of our company and its stockholders to terminate our Advisory Agreement with Cornerstone Realty Advisors, LLC (our “Advisor”) and initiate actions to become self-managed. As a result on March 17, 2014, we delivered written notice to the Advisor terminating the Advisory Agreement as of May 16, 2014. We are currently working with our Advisor in developing an orderly transition where we expect to hire the personnel and obtain the resources necessary to internally self-manage our company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1 Letter to Stockholders dated March 21 , 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT HEALTHCARE REIT, INC.

By:	/s/ Dominic J. Petrucci
Name:	Dominic J. Petrucci
Title:	Chief Financial Officer

Dated: March 21, 2014